Exhibit 3.13

FILING #0001770864 PG 01 OF 01 VOL B-00153 FILED 10/28/1997 10:24 AM PAGE 03296 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

ARTICLES OF ORGANIZATION

OF

NATIONAL CSS, LLC

The undersigned, being desirous of forming a limited liability company under the Connecticut Limited Liability Company Act (the “Act”) hereby certifies as follows:

1. The name of the limited liability company is NATIONAL CSS, LLC (the “LLC”).

2. The nature of the business to be transacted or the purpose to be promoted or carried out by the LLC is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

3. The principal office address of the LLC is 79 Harbor Drive, #321, Stamford, Connecticut 06902.

4. The agent for service of process is Colm Kelly, whose residence and business address is 79 Harbor Drive, #321, Stamford, CT 06902.

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Organization on October 23, 1997.

Cheryl L. Johnson, Organizer

Acceptance of Designation as Agent for Service

The undersigned, Colm Kelly, hereby accepts the appointment as Agent for Service of Process made by NATIONAL CSS, LLC.

Colm Kelly

DATA REPORTING CORP. 330 Roberts Street, Suite 203 East Hartford, CT 06108-3654

FILING #0001779067 PG 01 OF 01 VOL B-00158 FILED 11/26/1997 01:56 PM PAGE 02375 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION OF NATIONAL CSS, LLC

The undersigned, being a duly authorized member and signatory of NATIONAL CSS, LLC, a Connecticut limited liability company, hereby certifies as follows:

1. The name of the limited liability company is NATIONAL CSS, LLC.

2. The Articles of Organization were filed with the Secretary of the State of Connecticut on October 28, 1997.

3. The Articles of Organization are being amended pursuant to Section 34-122 of the General Statutes of Connecticut as follows:

FIRST: The name of the limited liability company is changed to:

NATIONAL CEJ, LLC

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment as of November 14, 1997.

Eric Neikrug
Authorized Member

DATA REPORTING CORP. 330 Roberts Street, Suite 203 East Hartford CT 06108-3654

FILING #0001842630 PG 01 OF 02 VOL B-00192 FILED 05/14/1998 08:30 AM PAGE 00287 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

ARTICLE AMENDING OR RESTATING ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

LLC Rev. 4/97

Secretary of the State

1.	Name of the limited Liability Company:

NATIONAL CEJ, LLC

2.	The Articles of Organization Are: (Check One Only)

☒ A.	Amended only.

☐ B.	Amended and Restated.

☐ C.	Restated Only.

If 2A or 2B is checked, complete #3.

3.	The amendment is as follows: (Attach sheet of 8x11 paper if additional space is required)

FIRST: The name of the limited liability company is changed to: OPEN SUPPORT SYSTEMS LLC

If 2B or 2C is checked, complete #4.

4.	Set forth each article of the Articles of Organization. (Attach sheet of 8x11 paper if additional space is required)

N/A

5.	Dated this 7th day of May , 1998

6.	Vern M. Kennedy	7.	(see attached page)
	Name and capacity of signatory (print or type)		Signature

For Official Use only	Rec: CC:

Please provide filer’s name and Complete address for mailing receipt
150.7

Duquette & TiptonLLP 212 687 2835

FILING #0001842630 PG 02 OF 02 VOL B-00192
FILED 05/14/1998 08:30 AM PAGE 00288 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION OF NATIONAL CEJ, LLC

The undersigned, being a duly authorized member and signatory of NATIONAL CEJ, LLC, a Connecticut limited liability company, hereby certifies as follows:

1. The name of the limited liability company is NATIONAL CEJ, LLC and the name under which it was originally formed was NATIONAL CSS, LLC.

2. The Articles of Organization were filed with the Secretary of State of Connecticut on October 28, 1997 and were amended November 26, 1997.

3. The Articles of Organization are being amended pursuant to Section 34-122 of the General Statutes of Connecticut as follows:

FIRST: The name of the limited liability company is changed to:

OPEN SUPPORT SYSTEMS LLC

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment as of May 7, 1998.

Vern M. Kennedy
Authorized Member

49 0020.1B

CHANGE OF STATUTORY AGENT

DOMESTIC LIMITED LIABILITY COMPANY

Office of the Secretary of the State

30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470/Rev. 10/01/2004

See reverse for instructions

FILING #0003528048 PG 01 OF 01 VOL B-01078 FILED 08/31/2007 04:12 PM PAGE 00037 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE

1. NAME OF LIMITED LIABILITY COMPANY Open Support Systems, LLC

2. APPOINTMENT OF NEW STATUTORY AGENT Print or type name of agent: C T Corporation System	Business address: (complete address only, P.O. Box is not acceptable) One Corporate Center, Floor 11, Hartford, Connecticut 06103-3220

Residence address: (complete address only, P.O. Box is not acceptable)

Acceptance of appointment C T Corporation System

By:	Erin McBrearty Assistant Secretary
Signature of agent

3. EXECUTION

Dated this         AUG         day of      30     , 2007    .

Jennifer Shanders	Attorney-In-Fact for Charles C. Hunter Authorized Person
Print or type name of signatory	Capacity of signatory	Signature

STATE OF CONNECTICUT	}	SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE

I hereby certify that this is a true copy of record in this Office In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 17TH day of AUGUST A.D. 2012

SECRETARY OF THE STATE